Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the filing in this Registration Statement (No. 333-274531) on Post-Effective Amendment No. 1 to Form S-1 of Certiplex Corporation of our report dated March 31, 2025, relating to our audit of the financial statements of Certiplex Corporation for the years ended December 31, 2024 and 2023.

We also consent to the reference to our firm under the caption “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ Astra Audit & Advisory, LLC

Tampa, Florida

June 25, 2025